UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 6, 2013

Oak Ridge Financial Services, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	000-52640	20-8550086
State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2211 Oak Ridge Road
P.O. Box 2
Oak Ridge, North Carolina 27310
(Address of principal executive offices)

Registrant's telephone number, including area code:  (336) 644-9944

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Page

Item 8.01 – Other Events	3

Signatures	4

ITEM 8.01.  OTHER EVENTS.

On February 6, 2013, Oak Ridge Financial Services, Inc. (the “Company”) completed its repurchase of the warrant (the “Warrant”) to purchase 163,830 shares of the Company's common stock that was issued to the United States Department of the Treasury (the “Treasury”) on January 30, 2009, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program. The Company repurchased the Warrant for a total price of $122,887.50.

On October 31, 2012, the Treasury sold all of the preferred shares issued by the Company as part of the Company’s participation in the TARP Capital Purchase Program. Following the Company's repurchase of the Warrant on February 6, 2013, the Treasury has no equity or other ownership interest in the Company.

Disclosure about forward-looking statements

This Form 8-K contains forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in interest rate environment, management’s business strategy, national, regional, and local market conditions and legislative and regulatory conditions.

Readers should not place undue reliance on forward-looking statements, which reflect management’s view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. Readers should also carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE FINANCIAL SERVICES, INC.

Date: February 11, 2013	By:	/s/ Thomas W. Wayne
Thomas W. Wayne
Secretary and
Chief Financial Officer